Exhibit 99.1

EQUITY BANCSHARES, INC.

PRESS RELEASE - 11/10/2017

FOR IMMEDIATE RELEASE

Equity Bancshares, Inc. Closes Mergers

with Oklahoma-based Eastman National Bancshares, Inc.

and Cache Holdings, Inc.

Equity Bank network to include offices in Newkirk, Ponca City, and Tulsa, Oklahoma

WICHITA, Kansas (November 10, 2017) – Equity Bancshares, Inc. (NASDAQ: EQBK) (“Equity”), parent company of Equity Bank, closed its mergers with Eastman National Bancshares, Inc. (“Eastman”) of Ponca City, Oklahoma, and Cache Holdings, Inc. (“Patriot”) of Tulsa, Oklahoma on Thursday, November 9, 2017. The mergers will become effective at 5:01 p.m. Central time on Friday, November 10, 2017.

Eastman National Bank and Patriot Bank will merge with and into Equity Bank, pursuant to the terms of the respective definitive agreements announced July 17, 2017. The Oklahoma mergers bring Equity’s total to 15 strategic combinations in the past 15 years.

“We’re proud to continue to serve strong, vibrant markets like Ponca City, Newkirk and Tulsa, and we’re pleased to offer customers the opportunity to continue banking with an institution they trust, with unwavering commitment to our local Oklahoma communities,” said Brad Elliott, Chairman and CEO of Equity. “Our focus on rapid integration is crucial to our customers, and each of our combinations takes considerable preparation, diligence, and collaboration. I thank all of our Equity, Eastman and Patriot team members for their hard work and commitment to our customers.”

With completion of the transactions, Equity now extends into markets in four states: Kansas, Missouri, Arkansas and Oklahoma, with 42 local bank offices in its footprint. Equity will have $3.0 billion in consolidated total assets, including $2.0 billion in loans, and Equity will have $2.3 billion in deposits following completion of the mergers.

As Equity has done in past transactions, Equity will retain and rely upon key market leaders in its new locations. Mike Bezanson will continue to lead Equity’s Tulsa market, with Jay Morey and Philip Houchin continuing in their current roles.

Mark Detten will serve as President of Equity Bank in Ponca City and Newkirk, while Darin Kirchenbauer and Erin Liberton also will continue in their current leadership roles.

“It’s important to Equity to not only offer sophisticated, innovative products and services, but to also entrust leadership for our markets with the bankers our customers know and trust,” said Wendell Bontrager, President of Equity Bank. “With Mark, Darin, and Erin in Kay County, and Michael, Jay, and Philip in Tulsa, our Oklahoma communities, colleagues, and businesses are in good hands. We’re proud to officially welcome their teams to our Equity family.”

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, and treasury management services. Equity has $3.0 billion in consolidated total assets, with 42 full-service bank locations throughout Arkansas, Kansas, Missouri and Oklahoma.

Equity provides an enhanced banking experience for customers through a suite of sophisticated banking products and services tailored to their needs, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.” Learn more at www.equitybank.com.

EQUITY BANCSHARES, INC.

PRESS RELEASE - 11/10/2017

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2017 and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

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EQBK Contact:

John Hanley

SVP, Director of Investor Relations

913-583-8004

jhanley@equitybank.com

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